EXHIBIT 10.7(b)
Plexus Corp.
Summary of Board Compensation — 11/15/07
(outside directors)

	FY2007	FY2008
Cash Compensation
Board Meetings
Annual Retainer Fee	$26,000	$35,000
Meeting Fee - in person / not in person	$2,000 / $1,000	$2,000 / $1,000

Committee Compensation
Audit
Chairman Retainer	$9,000	$12,000
Committee Meeting Fee (including Chairman’s participation in periodic conference calls with auditors to review financial disclosures) - in person / not in person	$1,000 / $500	$1,000 / $500
Compensation
Chairman Retainer	$5,000	$10,000
Committee Meeting Fee - in person / not in person	$1,000 / $500	$1,000 / $500

Nominating & Corp Governance
Chairman Retainer	$5,000	$7,000
Committee Meeting Fee - in person / not in person	$1,000 / $500	$1,000 / $500

Chairman of the Board
Chairman Retainer	$72,000	$52,000

Directors are also reimbursed for their travel expenses for attending meetings.

No compensation for board service is paid to directors who are full-time executive officers or employees of the Company.

Directors who are not officers or employees were eligible for awards under the 2005 Equity Incentive Plan and, if approved by shareholders, the 2008 Long-Term Incentive Plan